Filed Pursuant to Rule 424(b)(3)
Registration No. 333-187470

COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.

SUPPLEMENT NO. 3 DATED JANUARY 13, 2014

TO THE PROSPECTUS DATED SEPTEMBER 17, 2013

This document supplements, and should be read in conjunction with, the prospectus of Cole Office & Industrial REIT (CCIT II), Inc. dated September 17, 2013, Supplement No. 1 dated October 29, 2013 and Supplement No. 2 dated November 15, 2013. Unless otherwise defined in this supplement, capitalized terms used in this supplement shall have the same meanings as set forth in the prospectus.

The purpose of this supplement is to describe the following:

(1)	the status of the offering of shares of Cole Office & Industrial REIT (CCIT II), Inc.;

(2)	declaration of distributions;

(3)	a recent real property investment;

(4)	placement of debt on the real property investment; and

(5)	the delivery of revised forms of our Initial Subscription Agreement, Additional Subscription Agreement, Alternative Initial Subscription Agreement and Alternative Additional Subscription Agreement, attached hereto as Appendices B, C, D and E, respectively.

Status of Our Public Offering

The registration statement for our initial public offering of 300,000,000 shares of common stock was declared effective by the Securities and Exchange Commission on September 17, 2013. Of these shares, we are offering 250,000,000 shares in our primary offering and up to 50,000,000 shares pursuant to our distribution reinvestment plan, subject to our ability to reallocate shares between our primary offering and our distribution reinvestment plan. Pursuant to the terms of the offering, we were required to deposit all subscription proceeds in escrow pursuant to the terms of an escrow agreement with UMB Bank, N.A. until we received subscriptions aggregating at least $2.5 million. On January 10, 2014, CREInvestments, LLC, an affiliate of our sponsor, deposited $2.5 million for the purchase of shares of common stock in the offering into escrow. As a result, we satisfied the conditions of our escrow agreement, and on January 13, 2014, we broke escrow and accepted an investor’s subscription for, and issued, 274,725 shares of our common stock in the offering, resulting in gross proceeds of approximately $2.5 million. We have special escrow provisions for residents of Pennsylvania and Washington which have not been satisfied as of January 13, 2014 and, therefore, we have not accepted subscriptions from residents of Pennsylvania and Washington.

We will offer shares of our common stock pursuant to the offering until September 17, 2015, unless our board of directors terminates the offering at an earlier date or all shares being offered have been sold, in which case the offering will be terminated. If all of the shares we are offering have not been sold by September 17, 2015, we may extend the offering as permitted under applicable law. In addition, at the discretion of our board of directors, we may elect to extend the termination date of our offering of shares reserved for issuance pursuant to our distribution reinvestment plan until we have sold all shares allocated to such plan through the reinvestment of distributions, in which case participants in the plan will be notified. The offering must be registered in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually. We reserve the right to terminate this offering at any time prior to the stated termination date.

Distributions

Our board of directors has authorized a daily distribution, based on 365 days in the calendar year, of $0.001643836 per share for stockholders of record as of the close of business on each day of the period commencing on January 14, 2014 and ending on March 31, 2014. The payment date for each of the daily distributions of the period commencing on January 14, 2014 and ending on January 31, 2014 will be in February 2014. The payment date for each of the daily distributions of the period commencing on February 1, 2014 and ending on February 28, 2014 will be in March 2014. The payment date for each of the daily distributions of the period commencing on March 1, 2014 and ending on March 31, 2014 will be in April 2014.

Recent Real Property Investment

The following information supplements, and should be read in conjunction with, the section of our prospectus captioned “Prospectus Summary — Description of Real Estate Investments” on page 12 of the prospectus.

Description of Real Estate Investments

As of January 13, 2014, our investment portfolio consisted of one wholly-owned property, listed below, consisting of approximately 84,000 gross rentable square feet of corporate office space.

Property Description	Type	Number of Tenants	Tenant	Rentable Square Feet	Purchase Price
County of Santa Clara — San Jose, CA	Office	1	County of Santa Clara	83,841	$24,000,000

The following information subsections are hereby inserted in our prospectus immediately following the section of our prospectus captioned “Investment Objectives and Policies — Change in Investment Policies” on page 112 of the prospectus.

Real Property Investments

We engage in the acquisition and ownership of commercial properties, primarily consisting of single-tenant, income-producing necessity office and industrial properties, which are leased to creditworthy tenants under long-term net leases, and are strategically located throughout the United States.

As of January 13, 2014, we, through our separate wholly-owned limited partnership, owned one property, listed below, consisting of approximately 84,000 gross rentable square feet of corporate office space. The property was acquired through the use of proceeds from our initial public offering and proceeds from our revolving credit facility and related-party line of credit.

Property Description	Date Acquired	Year Built	Purchase Price (1)	Fees Paid to Sponsor (2)	Initial Yield(3)	Average Yield (4)	Physical Occupancy
County of Santa Clara — San Jose, CA	January 13, 2014	1997	$24,000,000	$480,000	6.45%	7.25%	100%

(1)	Purchase price does not include acquisition related expenses.

(2)	Fees paid to sponsor are payments made to an affiliate of our advisor for acquisition fees in connection with the property acquisition. For more detailed information on fees paid to our advisor or its affiliates, see the section captioned “Management Compensation” beginning on page 83 of the prospectus.

(3)	Initial yield is calculated as the effective annualized rental income, adjusted for rent concessions or abatements, if any, for the in-place lease at the property divided by the property’s purchase price, plus the cost of significant capital improvements expected to be incurred in the first year of ownership, if any, and exclusive of acquisition fees paid to our advisor or its affiliates and acquisition costs. In general, we intend for our properties to be subject to long-term triple net or double net leases, and the future costs associated with the double net leases are unpredictable and may reduce the yield. We expect the majority of our properties will be subject to triple net leases. Accordingly, our management believes that effective annualized rental income is a more appropriate figure from which to calculate initial yield than net operating income.

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(4)	Average yield is calculated as the average annual rental income, adjusted for rent concessions or abatements, if any, for the in-place lease, over the non-cancelable lease term at the property divided by the property’s purchase price, plus the cost of significant capital improvements expected to be incurred over the non-cancelable lease term, if any, and exclusive of acquisition fees paid to our advisor or its affiliates and acquisition costs. In general, we intend for our properties to be subject to long-term triple net or double net leases, and the future costs associated with the double net leases are unpredictable and may reduce the yield. We expect the majority of our properties will be subject to triple net leases. Accordingly, our management believes that average annual rental income is a more appropriate figure from which to calculate average yield than net operating income.

The following table sets forth the principal provisions of the lease term for the tenant at the property listed above:

Property	Tenants (1)	Total Square Feet Leased	% of Total Rentable Square Feet	Renewal Options(2)	Effective Annual Base Rent (3)	Effective Base Rent per Square Foot (3)	Lease Term (4)
County of Santa Clara — San Jose, CA	County of Santa Clara	83,841	100%	2/5 yr.	$1,546,866 (5)	$18.45	1/13/2014 - 8/31/2023

(1)	Major tenants include those tenants that occupy greater than 10% of the rentable square feet of the property.

(2)	Represents the number of renewal options and the term of each option.

(3)	Effective annual base rent and effective base rent per square foot include adjustments for rent concessions or abatements, if any.

(4)	Represents the lease term beginning with the later of the purchase date or the rent commencement date through the end of the non-cancelable lease term, assuming no renewals are exercised. In general, we intend for our properties to be subject to long-term triple or double net leases that require the tenants to pay substantially all operating expenses in addition to base rent.

(5)	The annual base rent under the lease increases every year by 2.5% of the then-current annual base rent.

Depreciable Tax Basis

For federal income tax purposes, the aggregate depreciable basis in the property described in this prospectus supplement is approximately $19.7 million. When we calculate depreciation expense for federal income tax purposes, we depreciate buildings and improvements over a 40-year recovery period, land improvements over a 20-year recovery period and furnishings and equipment over a 12-year recovery period using a straight-line method and a mid-month convention. We currently have no plan for any renovations, improvements or development of the property described in this prospectus supplement, and we believe the property described in this prospectus supplement is adequately insured. We intend to obtain adequate insurance coverage for all future properties that we acquire.

Placement of Debt on the Real Property Investment

Revolving Credit Facility

On January 13, 2014, our operating partnership entered into a secured revolving credit facility (the Credit Facility) providing for up to $100.0 million of borrowings pursuant to a credit agreement (the Credit Agreement) with J.P. Morgan Securities, LLC, as sole lead arranger and sole bookrunner, JPMorgan Chase Bank, N.A. (JPMorgan Chase) as administrative agent, swing line lender, letter of credit issuer, syndication agent, and documentation agent, and other lending institutions that may become parties to the Credit Agreement.

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The Credit Facility allows our operating partnership to borrow up to $100.0 million in revolving loans (the Revolving Loans), with the maximum amount outstanding not to exceed the borrowing base (the Borrowing Base), calculated as (i) 70% of the aggregate value allocated to each qualified property comprising eligible collateral (collectively, the Qualified Properties) during the period from January 13, 2014 through January 12, 2015; (ii) 65% of the Qualified Properties during the period from January 13, 2015 to January 12, 2016; and (iii) 60% of the Qualified Properties thereafter. Up to 15% of the total amount available may be used for issuing letters of credit and up to 10% of the Credit Facility, not to exceed $50.0 million, may be used for issuing short term (ten business day) advances (the Swing Line Loans). Subject to meeting certain conditions described in the Credit Agreement and the payment of certain fees, the amount of the Credit Facility may be increased up to a maximum of $750.0 million. Additionally, subject to meeting certain conditions described in the Credit Agreement, including obtaining Qualified Properties with an aggregate value of $500.0 million, the secured Credit Facility may be converted to an unsecured credit facility, at which time certain terms and conditions, including interest rates, will be adjusted as described in the Credit Agreement. The Credit Facility, letters of credit and Swing Line Loans mature on January 13, 2017; however, our operating partnership may elect to extend the maturity dates of such loans to January 13, 2019 subject to satisfying certain conditions described in the Credit Agreement.

The Revolving Loans will bear interest at rates depending upon the type of loan specified by our operating partnership. For a eurodollar rate loan, as defined in the Credit Agreement, the interest rate will be equal to the one-month, two-month, three-month or six-month LIBOR for the interest period, as elected by our operating partnership, multiplied by the Statutory Reserve Rate (as defined in the Credit Agreement), plus the applicable rate (the Eurodollar Applicable Rate). The Eurodollar Applicable Rate is based upon the overall leverage ratio, generally defined in the Credit Agreement as our total consolidated outstanding indebtedness divided by our total consolidated asset value (the Leverage Ratio), and ranges from 1.90% at a Leverage Ratio of 50% or less to 2.75% at a Leverage Ratio greater than 65%. For base rate committed loans, the interest rate will be a per annum amount equal to the greater of (i) JPMorgan Chase’s Prime Rate; (ii) the Federal Funds Effective Rate (as defined in the Credit Agreement) plus 0.50%; or (iii) one-month LIBOR multiplied by the Statutory Reserve Rate (as defined in the Credit Agreement) plus 1.0% plus the applicable rate (the Base Rate Applicable Rate). The Base Rate Applicable Rate is based upon the Leverage Ratio, and ranges from 0.90% at a Leverage Ratio of 50% or less to 1.75% at a Leverage Ratio greater than 65%. Upon the occurrence of any event of default, the eurodollar rate loans and base rate committed loans will bear interest payable at an interest rate equal to 2.0% per annum above the interest rate that would otherwise be applicable at that time, until the default is cured. Similarly, the letter of credit fees will be increased to a rate of 2.0% above the letter of credit fee that would otherwise be applicable at that time.

Our operating partnership has the right to prepay the outstanding amounts under the Credit Facility, in whole or in part, without premium or penalty, provided that (i) prior written notice is received by the administrative agent; (ii) any prepayment of eurodollar rate loans shall be in a principal amount of $5.0 million or a whole multiple of $1.0 million in excess thereof; and (iii) any prepayment of base rate committed loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount then outstanding.

As of January 13, 2014, the Borrowing Base under the Credit Facility based on the underlying collateral pool for qualified properties and amount outstanding under the Credit Facility was approximately $16.8 million.

Series C Loan

On January 13, 2014, our operating partnership entered into a $10.0 million subordinate revolving line of credit with Series C, LLC, an affiliate of our advisor (the Series C Loan). The Series C Loan bears interest at a rate per annum equal to the one-month LIBOR plus 2.20% with accrued interest payable monthly in arrears and principal due upon maturity on January 13, 2015. In the event the Series C Loan is not paid off on the maturity date, the loan includes default provisions. Upon the occurrence of an event of default, interest on the Series C Loan will accrue at an annual default interest rate equal to 4.0% above the stated interest rate. The Series C Loan has been approved by a majority of our directors (including a majority of our independent directors) not

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otherwise interested in the transaction as fair, competitive and commercially reasonable and no less favorable to us than a comparable loan between unaffiliated parties under the same circumstances. As of January 13, 2014, we had approximately $5.8 million outstanding under the Series C Loan.

Revised Forms of the Initial Subscription Agreement, Additional Subscription Agreement, Alternative Initial Subscription Agreement and Alternative Additional Subscription Agreement

The prospectus is hereby supplemented to include revised forms of our Initial Subscription Agreement, Additional Subscription Agreement, Alternative Initial Subscription Agreement and Alternative Additional Subscription Agreement, which are attached hereto as Appendices B, C, D and E, respectively.

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APPENDIX B

COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.

INITIAL SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF COMMON STOCK	866.907.2653

A INVESTMENT (a separate Initial Subscription Agreement is required for each initial investment)
Investors should not sign this Initial Subscription Agreement for the offering unless they have received the current final Prospectus.

1.	This subscription is in the amount of $ ☐ Check if amount is estimated
☐ Initial Subscription (minimum $2,500)
☐ Additional Subscription (minimum $1,000) (complete all sections except for B and D or complete the separate simplified Additional Subscription Agreement)

Existing Account #

2.	Payment will be made with:	☐ Enclosed check	☐ Funds wired	☐ Funds to follow
☐ ACH (Copy of voided check required)
			☐ Checking	☐ Savings
Financial Institution

	Routing/Transit #		Account #

3. (Optional) For purchases without selling commissions, please designate below, if applicable:
☐ RIA/WRAP Account	☐ Cole Employee, Affiliate or their Family Member
ONLY CHECK ONE OF THESE BOXES IF COMMISSIONS SHOULD NOT BE PAID ON THE PURCHASE.

B TYPE OF REGISTRATION (please complete either section 1 or 2, but not both, and section 3, if applicable)
1.	Non-Qualified Registration	2.	Qualified Registration
	☐ Individual Ownership (one signature required)		☐ Traditional IRA
	☐ Joint Tenants with Right of Survivorship (all parties must sign)		☐ Roth IRA
	☐ Community Property (all parties must sign)		☐ Keogh Plan
	☐ Tenants-in-Common (all parties must sign)		☐ Simplified Employee Pension/Trust (S.E.P.)
	☐ Trust (trustee or grantor signatures and trust documents or Cole Trustee Certification of Investment Power required)		☐ Pension or Profit Sharing Plan (exempt under 401(a)) ☐ Non-custodial ☐ Custodial
	Name of Trust		Plan Name Tax ID # ☐ Other (specify)
	Date of Trust Tax ID # (if applicable)	3.	Custodian or Clearing Firm/Platform Information, if applicable (send all paperwork directly to the Custodian or
	☐ Transfer on Death (fill out TOD Form to effect designation)		Clearing Firm/Platform)
	☐ Uniform Gifts to Minors Act or Uniform Transfer to Minors Act (UGMA/UTMA adult custodian signature required)		Name
	State of		Street/PO Box
Custodian for (minor’s name)
	☐ Corporate Ownership (authorized signature and Corporate Resolution or Cole Corporate Resolution Form required)		City State Zip
	☐ S-corp ☐ C-corp (will default to S-corp if nothing is marked)		Custodian Tax ID # (provided by Custodian)
	☐ Partnership Ownership (authorized signature and Partnership paperwork or Cole Corporate Resolution Form required)		Custodian or Clearing Firm/Platform Account #
	☐ Limited Liability Company (authorized signature and LLC paperwork or Cole Corporate Resolution Form required)		Custodian Phone
☐ Taxable Pension or Profit Sharing Plan (authorized signature and Plan paperwork required)
☐ Other (specify)

C REGISTRATION INFORMATION (or Trustees if applicable)

Investor or Trustee Name	Co-Investor or Co-Trustee Name (if applicable)

Mailing Address	Mailing Address

City State Zip	City State Zip

Phone Business Phone	Phone Business Phone

Email Address	SSN or Tax ID Date of Birth

SSN or Tax ID Date of Birth

Street Address (if different from mailing address or mailing address is a PO Box)

City State Zip

Volume Discounts

I (we) are making, or previously have made, investments in the following programs sponsored by Cole Capital that are Eligible Programs, as defined in a Cole REIT prospectus. (You may only include any investments made by the same “purchaser,” as defined in the Prospectus.) This information will help determine whether volume discounts may be applicable. All holdings are subject to verification.

Name of Cole Program	Cole Account #	SSN or Tax ID

Name of Cole Program	Cole Account #	SSN or Tax ID

D DISTRIBUTION INSTRUCTIONS (will default to Address of Record or Custodian if nothing is marked)

Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your distributions.
☐ Reinvest pursuant to Distribution Reinvestment Plan ☐ Send to Custodial Account (listed in Section B-3)	Note: All custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be sent to the custodian.
☐ Mail to Address of Record (Non-custodial accounts only)
☐ Mail to Brokerage Account or Third Party	☐ Direct Deposit (Non-custodial accounts only)
(Non-custodial accounts only)	☐ Checking ☐ Savings

Payee Name	Account #

Account #	Financial Institution

Mailing Address	Routing/Transit #
☐ Check if banking information is same as provided in Section A-2
City State Zip

By signing this agreement, I authorize Cole Office & Industrial REIT (CCIT II), Inc. (CCIT II) to deposit distributions into the account specified in Section D, and to debit that account in the amount of any distribution deposited in error. If I withdraw deposits made in error, I authorize CCIT II to retain future distributions until the erroneous deposits are recovered. This authorization is effective until terminated in writing by either party.

E INVESTOR(S) ACKNOWLEDGEMENTS AND SIGNATURES (Investor(s) must initial each of sections 1-4 and those sections of 5-14 as appropriate)

I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following:
INVESTOR | CO-INVESTOR
|	1. I (we) have received the final Prospectus, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of CCIT II.
|	2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.
|	3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute this Initial Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).
|	4. I (we) acknowledge that the shares are not liquid.
|	5. For Alabama residents: My (our) liquid net worth is at least 10 times my (our) investment in CCIT II and similar programs.
|	6. For California residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in CCIT II does not exceed ten percent (10%) of my (our) net worth.
|	7. For Iowa residents: Excluding home, furnishings and automobiles, I (we) either (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCIT II and its affiliates does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for Iowa investors).
|	8. For Kansas, Maine and Massachusetts residents: I (we) acknowledge that the Kansas, Maine and Massachusetts securities regulators recommend that I (we) should invest, in the aggregate, no more than 10% of my (our) “liquid net worth” (as defined in the Prospectus for Kansas, Maine and Massachusetts investors) in CCIT II and the securities of similar direct participation programs.
|	9. For Kentucky, Michigan, Oregon, Pennsylvania and Tennessee residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in CCIT II.
|	10. For Nebraska residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCIT II does not exceed 10% of my (our) net worth.
|	11. For New Jersey residents: Excluding home, home furnishings and automobiles, I (we) either (i) have a minimum liquid net worth (as defined in the Prospectus for New Jersey investors) of at least $100,000 and a minimum annual gross income of not less than $85,000 or (ii) have a minimum liquid net worth of at least $350,000. In addition, my (our) investment in CCIT II, shares of its affiliates and other direct participation investments does not exceed ten percent (10%) of my (our) liquid net worth.
|	12. For New Mexico residents: My (our) aggregate investments in CCIT II, its affiliates and other non-traded real estate investment trusts does not exceed ten percent (10%) of my (our) “liquid net worth” (as defined in the Prospectus for New Mexico investors).
|	13. For North Dakota residents: My (our) liquid net worth is at least ten (10) times my (our) investment in CCIT II and its affiliates.
|	14. For Ohio residents: I (we) hereby acknowledge that Ohio investors may not invest, in the aggregate, more than 10% of their “liquid net worth” (as defined in the Prospectus for Ohio investors) in CCIT II, its affiliates and other non-traded real estate investment trusts.

☐ By checking here I confirm I would like to go green and no longer receive in paper any documents that Cole can send to me electronically.

(If you are choosing to go green, please make sure you provide your email address in Section C.)

If you decide later that you want to receive documents in paper, you can contact Cole Investor Services at 866.907.2653.

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on this Initial Subscription Agreement is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

A sale of the shares may not be completed until at least five business days after the date the subscriber receives the final Prospectus. If a subscriber’s subscription is accepted, CCIT II will send the subscriber confirmation of their purchase after they have been admitted as an investor.

Notice is hereby given to each investor that by executing this agreement you are not waiving any rights you may have under the Securities Act of 1933, as amended, or any state securities laws.

Investor’s Signature	Date	Custodian Signature	Date

Co-Investor’s Signature	Date

You should not invest in CCIT II unless you have read and understood this agreement and the Prospectus referred to above and understand the risks associated with an investment in CCIT II. In deciding to invest in CCIT II, you should rely only on the information contained in the Prospectus, and not on any other information or representations from any other person or source. CCIT II and each person selling shares of CCIT II common stock shall be responsible for making every reasonable effort to determine that such purchase of shares is a suitable and appropriate investment for each investor, based on the information provided by the prospective investor regarding the investor’s financial situation and investment objectives.

F FINANCIAL ADVISOR INFORMATION (please complete 1 or 2)
1. REGISTERED REPRESENTATIVE (to be completed by selling Registered Representative)

a.		b.
	Name of Registered Representative		Name of Broker-Dealer

	Representative ID # Phone		Representative CRD #
Have you changed firm affiliation (since last purchase)?
	Mailing Address		☐ Yes ☐ No

City State Zip

Email Address

☐   Please check the box if the purchase is being made in the Registered Representative’s or Broker-Dealer’s personal account, in the account of one of their immediate family members, or in the account of any licensed employee of the Broker-Dealer.

ONLY CHECK THIS BOX IF COMMISSIONS SHOULD NOT BE PAID ON THE PURCHASE.

2. REGISTERED INVESTMENT ADVISOR (RIA) REPRESENTATIVE (to be completed by RIA Representative)

a.		b.
	Name of RIA Representative		Name of RIA Office

	Mailing Address		RIA IARD #

	City State Zip		Name of Clearing Firm

	Phone		Name of Broker-Dealer (if applicable)
	Email Address		Have you changed firm affiliation (since last purchase)?
☐ Yes ☐ No

G FINANCIAL ADVISOR SIGNATURES
Based on the information I obtained from the investor regarding the investor’s financial situation and investment objectives, I hereby certify to Cole Capital Corporation, Cole Capital Advisors, Inc. and CCIT II that I have reasonable grounds for believing that the purchase of the shares by the investor in CCIT II is a suitable and appropriate investment for this investor.

Signature of Registered or RIA Representative	Signature of Broker-Dealer or Clearing Firm/Platform (if applicable)

☐ I am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.

ONCE COMPLETE, PLEASE DELIVER THIS FORM TO:	Via Regular Mail:	Via Overnight/Express Mail:
	CCIT II	CCIT II
	DST Systems, Inc.	DST Systems, Inc.
Via Fax:	P.O. Box 219312	430 West 7th Street
1.877.616.1118	Kansas City, MO 64121-9312	Kansas City, MO 64105

© 2014 Cole Capital Advisors, Inc. All rights reserved		CCIT2-AGMT-01 (01-14)

APPENDIX C

COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.

ADDITIONAL SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF COMMON STOCK			866.907.2653

This form may be used by any current investor in Cole Office & Industrial REIT (CCIT II), Inc. (CCIT II), who desires to purchase additional shares of CCIT II and who purchased their shares directly from CCIT II. Investors who acquired shares other than through use of an Initial Subscription Agreement (e.g., through a transfer of ownership or TOD) and who wish to make additional investments must complete the CCIT II Initial Subscription Agreement.

A INVESTMENT (a completed Additional Subscription Agreement is required for each additional investment)

1.	This subscription is in the amount of $ (minimum $1,000) ☐ Check if amount is estimated

2.	Payment will be made with:	☐ Enclosed check	☐ Funds wired ☐ Funds to follow
☐ ACH (Copy of voided check required)
☐ Checking ☐ Savings
Financial Institution

	Routing/Transit #		Account #

B REGISTRATION INFORMATION

Existing Account Registration (name of Account)			SSN or Tax ID

Existing Account #

Volume Discounts

I (we) are making, or previously have made, investments in the following programs sponsored by Cole Capital that are Eligible Programs, as defined in a Cole REIT Prospectus. (You may only include any investments made by the same “purchaser,” as defined in the Prospectus.) This information will help determine whether volume discounts may be applicable. All holdings are subject to verification.

Name of Cole Program	Cole Account #	SSN or Tax ID

Name of Cole Program	Cole Account #	SSN or Tax ID

C INVESTOR(S) ACKNOWLEDGEMENTS AND SIGNATURES (Investor(s) must initial each of sections 1-4 and those sections of 5-14 as appropriate)

I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following:

INVESTOR | CO-INVESTOR

|	1. I (we) have received the final Prospectus, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of CCIT II.

|	2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

|	3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute this Additional Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

|	4. I (we) acknowledge that the shares are not liquid.

|	5. For Alabama residents: My (our) liquid net worth is at least 10 times my (our) investment in CCIT II and similar programs.

|	6. For California residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in CCIT II does not exceed ten percent (10%) of my (our) net worth.

|	7. For Iowa residents: Excluding home, furnishings and automobiles, I (we) either (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCIT II and its affiliates does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for Iowa investors).

|	8. For Kansas, Maine and Massachusetts residents: I (we) acknowledge that the Kansas, Maine and Massachusetts securities regulators recommend that I (we) should invest, in the aggregate, no more than ten percent (10%) of my (our) “liquid net worth” (as defined in the Prospectus for Kansas, Maine and Massachusetts investors) in CCIT II and the securities of similar direct participation programs.

C-1

INVESTOR | CO-INVESTOR

|	9. For Kentucky, Michigan, Oregon, Pennsylvania and Tennessee residents: My (our) liquid net worth is at least ten (10) times my (our) maximum investment in CCIT II.

|	10. For Nebraska residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCIT II does not exceed ten percent (10%) of my (our) net worth.

|	11. For New Jersey residents: Excluding home, home furnishings and automobiles, I (we) either (i) have a minimum liquid net worth (as defined in the Prospectus for New Jersey investors) of at least $100,000 and a minimum annual gross income of not less than $85,000 or (ii) have a minimum liquid net worth of at least $350,000. In addition, my (our) investment in CCIT II, shares of its affiliates and other direct participation investments does not exceed ten percent (10%) of my (our) liquid net worth.

|	12. For New Mexico residents: My (our) aggregate investment in CCIT II, its affiliates and other non-traded real estate investment trusts does not exceed ten percent (10%) of my (our) “liquid net worth” (as defined in the Prospectus for New Mexico investors).

|	13. For North Dakota residents: My (our) liquid net worth is at least ten (10) times my (our) investment in CCIT II and its affiliates.

|	14. For Ohio residents: I (we) hereby acknowledge that Ohio investors may not invest, in the aggregate, more than 10% of their “liquid net worth” (as defined in the Prospectus for Ohio investors) in CCIT II, its affiliates and other non-traded real estate investment trusts.

☐ By checking here I confirm I would like to go green and no longer receive in paper any documents that Cole can send to me electronically.

(If you decide later that you want to receive documents in paper, you can contact Cole Investor Services at 866.907.2653.)

If you are choosing to go green, please provide your email address here:

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on this Additional Subscription Agreement is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

A sale of the shares may not be completed until at least five (5) business days after the date the subscriber receives the final Prospectus. If a subscriber’s subscription is accepted, CCIT II will send the subscriber confirmation of their purchase after they have been admitted as an investor.

Notice is hereby given to each investor that by executing this agreement you are not waiving any rights you may have under the Securities Act of 1933, as amended, or any state securities laws.

Investor’s Signature	Date	Custodian Signature	Date

Co-Investor’s Signature	Date

You should not invest in CCIT II unless you have read and understood this agreement and the Prospectus referred to above and understand the risks associated with an investment in CCIT II. In deciding to invest in CCIT II, you should rely only on the information contained in the Prospectus, and not on any other information or representations from any other person or source. CCIT II and each person selling shares of CCIT II common stock shall be responsible for making every reasonable effort to determine that such purchase of shares is a suitable and appropriate investment for each investor, based on the information provided by the prospective investor regarding the investor’s financial situation and investment objectives.

D FINANCIAL ADVISOR INFORMATION. (please complete 1 or 2)

1)	REGISTERED REPRESENTATIVE (to be completed by selling Registered Representative)

Name of Registered Representative		Representative and Branch ID #

2)	REGISTERED INVESTMENT ADVISOR (RIA) REPRESENTATIVE (to be completed by RIA Representative)

Name of RIA Representative		RIA IARD #

E FINANCIAL ADVISOR SIGNATURES

Based on the information I obtained from the investor regarding the investor’s financial situation and investment objectives, I hereby certify to Cole Capital Corporation, Cole Capital Advisors, Inc. and CCIT II that I have reasonable grounds for believing that the purchase of the shares by the investor in CCIT II is a suitable and appropriate investment for this investor.

Signature of Registered or RIA Representative	Signature of Broker-Dealer or Clearing Firm/Platform (if applicable)

☐ I am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.

ONCE COMPLETE, PLEASE	Via Regular Mail:	Via Overnight/Express Mail:
DELIVER THIS FORM TO:	CCIT II	CCIT II
	DST Systems, Inc.	DST Systems, Inc.
Via Fax:	P.O. Box 219312	430 West 7th Street
1.877.616.1118	Kansas City, MO 64121-9312	Kansas City, MO 64105

© 2014 Cole Capital Advisors, Inc. All rights reserved		CCIT2-AI-01(01-14)

C-2

APPENDIX D

NOT FOR USE IN ALABAMA, ARKANSAS, PENNSYLVANIA, SOUTH CAROLINA OR TENNESSEE

COLE CREDIT PROPERTY TRUST IV, INC. COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.

INITIAL SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF COMMON STOCK	866.907.2653

A INVESTMENT (a separate Initial Subscription Agreement is required for each initial investment)

1.	This subscription is in the amount(s) and for the Cole Real Estate Investment Trust(s) (Cole REIT(s)) listed below. Investors should not sign this Initial Subscription Agreement for either offering unless they have received the current final Prospectuses for BOTH offerings.
	a. $ COLE CREDIT PROPERTY TRUST IV, INC.	☐ Initial Subscription (minimum $2,500)
☐ Additional Subscription (minimum $1,000)
Existing Account #
☐ Check if amount is estimated

	b. $ COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.	☐ Initial Subscription (minimum $2,500)
☐ Additional Subscription (minimum $1,000)
Existing Account #
☐ Check if amount is estimated

2.	Payment will be made with:	☐ Enclosed check	☐ Funds wired	☐ Funds to follow

☐ ACH (Copy of voided check required)
☐ Checking ☐ Savings
Financial Institution

	Routing/Transit #		Account #

3.	(Optional) For purchases without selling commissions, please designate below, if applicable:
	☐ RIA/WRAP Account	☐ Cole Employee, Affiliate, or their Family Member
ONLY CHECK ONE OF THESE BOXES IF COMMISSIONS SHOULD NOT BE PAID ON THE PURCHASE.

B TYPE OF REGISTRATION (please complete either section 1 or 2, but not both, and section 3, if applicable)
1.	Non-Qualified Registration	2.	Qualified Registration
	☐ Individual Ownership (one signature required)		☐ Traditional IRA
	☐ Joint Tenants with Right of Survivorship (all parties must sign)		☐ Roth IRA
	☐ Community Property (all parties must sign)		☐ Keogh Plan
	☐ Tenants-in-Common (all parties must sign)		☐ Simplified Employee Pension/Trust (S.E.P.)
	☐ Trust (trustee or grantor signatures and trust documents or Cole Trustee Certification of Investment Power required)		☐ Pension or Profit Sharing Plan (exempt under 401(a))
	Name of Trust		☐ Non-custodial ☐ Custodial Plan Name Tax ID #
	Date of Trust Tax ID # (if applicable)		☐ Other (specify)
	☐ Transfer on Death (fill out TOD Form to effect designation)	3.	Custodian or Clearing Firm/Platform Information, if applicable
	☐ Uniform Gifts to Minors Act or Uniform Transfer to Minors		(send all paperwork directly to the Custodian or Clearing Firm/Platform)
	Act (UGMA/UTMA adult custodian signature required)		Name
	State of		Street/PO Box
	Custodian for (minor’s name)		City State Zip
	☐ Corporate Ownership (authorized signature and Corporate Resolution or Cole Corporate Resolution Form required)		Custodian Tax ID # (provided by Custodian)

	☐ S-corp ☐ C-corp (will default to S-corp if nothing is marked)		Custodian or Clearing Firm/Platform Account #

	☐ Partnership Ownership (authorized signature and Partnership paperwork or Cole Corporate Resolution Form required)		Custodian Phone
☐ Limited Liability Company (authorized signature and LLC paperwork or Cole Corporate Resolution Form required)
☐ Taxable Pension or Profit Sharing Plan (authorized signature and Plan paperwork required)

☐ Other (specify)

C REGISTRATION INFORMATION (or Trustees if applicable)

Investor or Trustee Name	Co-Investor or Co-Trustee Name (if applicable)

Mailing Address	Mailing Address

City State Zip	City State Zip

Phone Business Phone	Phone Business Phone

Email Address	SSN or Tax ID Date of Birth

SSN or Tax ID Date of Birth

Street Address (if different from mailing address or mailing address is a PO Box)

City State Zip

Volume Discounts

I (we) are making, or previously have made, investments in the following programs sponsored by Cole Capital that are Eligible Programs, as defined in a Cole REIT Prospectus. (You may only include any investments made by the same “purchaser,” as defined in the Prospectus.) This information will help determine whether volume discounts may be applicable. All holdings are subject to verification.

Name of Cole Program	Cole Account #	SSN or Tax ID

Name of Cole Program	Cole Account #	SSN or Tax ID

D DISTRIBUTION INSTRUCTIONS (will default to Address of Record or Custodian if nothing is marked)
Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your distributions.
☐ Reinvest pursuant to Distribution Reinvestment Plan ☐ Send to Custodial Account (listed in Section B-3)	Note: All custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be sent to the custodian.
☐ Mail to Address of Record (Non-custodial accounts only)
☐ Mail to Brokerage Account or Third Party	☐ Direct Deposit (Non-custodial accounts only)
(Non-custodial accounts only)	☐ Checking ☐ Savings

Payee Name	Account #

Account #	Financial Institution

Mailing Address	Routing/Transit #
☐ Check if banking information is same as provided in Section A-2
City State Zip

By signing this agreement, I authorize the applicable Cole REIT to deposit distributions into the account specified in Section D, and to debit that account in the amount of any distribution deposited in error. If I withdraw deposits made in error, I authorize the applicable Cole REIT to retain future distributions until the erroneous deposits are recovered. This authorization is effective until terminated in writing by either party.

E INVESTOR(S) ACKNOWLEDGEMENTS AND SIGNATURES (Investor(s) must initial each of sections 1-4 and any other applicable sections)

I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following:

For Investors in either or both offerings:
INVESTOR | CO-INVESTOR
|	1. I (we) have received the final Prospectuses, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of Cole Credit Property Trust IV, Inc. (CCPT IV) and Cole Office & Industrial REIT (CCIT II), Inc. (CCIT II).
|	2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.
|	3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute this Initial Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).
|	4. I (we) acknowledge that the shares are not liquid.

For Investors in Cole Credit Property Trust IV, Inc.
INVESTOR | CO-INVESTOR
|	5. For California residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in CCPT IV does not exceed ten percent (10%) of my (our) net worth.
|	6. For Iowa and New Mexico residents: My (our) aggregate investment in CCPT IV and its affiliates does not exceed ten percent (10%) of my (our) liquid net worth.
|	7. For Kansas and Massachusetts residents: I (we) acknowledge that the Kansas and Massachusetts securities regulators recommend that I (we) should invest, in the aggregate, no more than ten percent (10%) of my (our) “liquid net worth” (as defined in the Prospectus for Kansas and Massachusetts investors) in CCPT IV and the securities of similar direct participation programs.
|	8. For Kentucky, Michigan, and Oregon residents: My (our) liquid net worth is at least ten (10) times my (our) maximum investment in CCPT IV.
|	9. For Maine residents: My (our) investment in CCPT IV and its affiliates does not exceed ten percent (10%) of my (our) net worth.
|	10. For Nebraska residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCPT IV does not exceed ten percent (10%) of my (our) net worth.
|	11. For North Dakota residents: My (our) liquid net worth is at least ten (10) times my (our) investment in CCPT IV and its affiliates.
|	12. For Ohio residents: My (our) aggregate investment in CCPT IV, its affiliates and other non-traded real estate investment programs does not exceed ten percent (10%) of my (our) “liquid net worth” (as defined in the Prospectus for Ohio investors).

For Investors in Cole Office & Industrial REIT (CCIT II), Inc.
INVESTOR | CO-INVESTOR
|	5. For California residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in CCIT II does not exceed ten percent (10%) of my (our) net worth.
|	6. For Iowa residents: Excluding home, furnishings and automobiles, I (we) either (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCIT II and its affiliates does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for Iowa investors).
|	7. For Kansas, Maine and Massachusetts residents: I (we) acknowledge that the Kansas, Maine and Massachusetts securities regulators recommend that I (we) should invest, in the aggregate, no more than 10% of my (our) “liquid net worth” (as defined in the Prospectus for Kansas, Maine and Massachusetts investors) in CCIT II and the securities of similar direct participation programs.
|	8. For Kentucky, Michigan, and Oregon residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in CCIT II.
|	9. For Nebraska residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCIT II does not exceed ten percent (10%) of my (our) net worth.
|	10. For New Jersey residents: Excluding home, home furnishings and automobiles, I (we) either (i) have a minimum liquid net worth (as defined in the Prospectus for New Jersey investors) of at least $100,000 and a minimum annual gross income of not less than $85,000 or (ii) have a minimum liquid net worth of at least $350,000. In addition, my (our) investment in CCIT II, shares of its affiliates and other direct participation investments does not exceed ten percent (10%) of my (our) liquid net worth.
|	11. For New Mexico residents: My (our) aggregate investment in CCIT II, its affiliates and other non-traded real estate investment trusts does not exceed ten percent (10%) of my (our) “liquid net worth” (as defined in the Prospectus for New Mexico investors).
|	12. For North Dakota residents: My (our) liquid net worth is at least ten (10) times my (our) investment in CCIT II and its affiliates.
|	13. For Ohio residents: I (we) hereby acknowledge that Ohio investors may not invest, in the aggregate, more than 10% of their “liquid net worth” (as defined in the Prospectus for Ohio investors) in CCIT II, its affiliates and other non-traded real estate investment trusts.

☐ By checking here I confirm I would like to go green and no longer receive in paper any documents that Cole can send to me electronically. (If you are choosing to go green, please make sure you provide your email address in Section C.) If you decide later that you want to receive documents in paper, you can contact Cole Investor Services at 866.907.2653.

E INVESTOR(S) ACKNOWLEDGEMENTS AND SIGNATURES (continued)

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on this Initial Subscription Agreement is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

A sale of the shares may not be completed until at least five business days after the date the subscriber receives the final Prospectus. If a subscriber’s subscription is accepted, Cole REIT will send the subscriber confirmation of their purchase after they have been admitted as an investor.

Notice is hereby given to each investor that by executing this agreement you are not waiving any rights you may have under the Securities Act of 1933, as amended, or any state securities laws.

Investor’s Signature	Date	Custodian Signature	Date

Co-Investor’s Signature	Date

You should not invest in a Cole REIT unless you have read and understood this agreement and the Prospectuses referred to above and understand the risks associated with an investment in the Cole REIT. In deciding to invest in a Cole REIT, you should rely only on the information contained in the Prospectuses, and not on any other information or representations from any other person or source. Each Cole REIT and each person selling shares of its common stock shall be responsible for making every reasonable effort to determine that such purchase of shares is a suitable and appropriate investment for each investor, based on the information provided by the prospective investor regarding the investor’s financial situation and investment objectives.

F FINANCIAL ADVISOR INFORMATION (please complete 1 or 2)
1) REGISTERED REPRESENTATIVE (to be completed by selling Registered Representative)
a.		b.
	Name of Registered Representative		Name of Broker-Dealer

	Representative ID # Phone		Representative CRD #
Have you changed firm affiliation (since last purchase)?
	Mailing Address		☐ Yes ☐ No
☐ Please check the box if the purchase is being made in the Registered Representative’s or Broker-Dealer’s personal account, in the account of one of their immediate family members, or in the account of any licensed employee of the Broker-Dealer. ONLY CHECK THIS BOX IF COMMISSIONS SHOULD NOT BE PAID ON THE PURCHASE.
City State Zip

Email Address

2) REGISTERED INVESTMENT ADVISOR (RIA) REPRESENTATIVE (to be completed by RIA Representative)
a.		b.
	Name of RIA Representative		Name of RIA Office

	Mailing Address		RIA IARD #

	City State Zip		Name of Clearing Firm

	Phone		Name of Broker-Dealer (if applicable)

	Email Address		Have you changed firm affiliation (since last purchase)?
☐ Yes ☐ No

G FINANCIAL ADVISOR SIGNATURES
Based on the information I obtained from the investor regarding the investor’s financial situation and investment objectives, I hereby certify to Cole Capital Corporation, Cole Capital Advisors, Inc., CCPT IV and CCIT II that I have reasonable grounds for believing that the purchase of the shares by the investor in the respective Cole REIT(s) is a suitable and appropriate investment for this investor.

Signature of Registered or RIA Representative	Signature of Broker/Dealer or Clearing Firm/Platform (if applicable)

☐ I am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor.

ONCE COMPLETE, PLEASE DELIVER THIS FORM TO:	Via Regular Mail:	Via Overnight/Express Mail:
	COLE REIT	COLE REIT
	DST Systems, Inc.	DST Systems, Inc.
Via Fax:	P.O. Box 219312	430 West 7th Street
1.877.616.1118	Kansas City, MO 64121-9312	Kansas City, MO 64105

© 2014 Cole Capital Advisors, Inc. All rights reserved			JOINT-2-AGMT-01(01-14)

APPENDIX E

NOT FOR USE IN ALABAMA, ARKANSAS, PENNSYLVANIA, SOUTH CAROLINA OR TENNESSEE

COLE CREDIT PROPERTY TRUST IV, INC. COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.

ADDITIONAL SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF COMMON STOCK			866.907.2653

This form may be used by any current investor in Cole Credit Property Trust IV, Inc. (CCPT IV) and/or Cole Office & Industrial REIT (CCIT II), Inc. (CCIT II), who desires to purchase additional shares of CCPT IV and/or CCIT II and who purchased their shares directly from CCPT IV and/or CCIT II. Investors who acquired shares other than through use of an Initial Subscription Agreement (e.g., through a transfer of ownership or TOD) and who wish to make additional investments must complete the CCPT IV Initial Subscription Agreement, CCIT II Initial Subscription Agreement or the CCPT IV / CCIT II Joint Initial Subscription Agreement.

A INVESTMENT (a completed Additional Subscription Agreement is required for each additional investment)

1.	This subscription is in the amount(s) and for the Cole Real Estate Investment Trust(s) (Cole REIT(s)) listed below. Investors should not sign this Additional Subscription Agreement for either offering unless they have received the current final Prospectuses for BOTH offerings.

a. $ COLE CREDIT PROPERTY TRUST IV, INC. (minimum $1,000) ☐ Check if amount is estimated

b. $ COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC. (minimum $1,000) ☐ Check if amount is estimated

2.	Payment will be made with:	☐ Enclosed check	☐ Funds wired ☐ Funds to follow
☐ ACH (Copy of voided check required)
☐ Checking ☐ Savings
Financial Institution

	Routing/Transit #		Account #

B REGISTRATION INFORMATION

Existing Account Registration (name of Account)			SSN or Tax ID

Existing Account #

Volume Discounts

I (we) are making, or previously have made, investments in the following programs sponsored by Cole Capital that are Eligible Programs, as defined in a Cole REIT prospectus. (You may only include any investments made by the same “purchaser,” as defined in the Prospectus.) This information will help determine whether volume discounts may be applicable. All holdings are subject to verification.

Name of Cole Program	Cole Account #	SSN or Tax ID

Name of Cole Program	Cole Account #	SSN or Tax ID

C INVESTOR(S) ACKNOWLEDGEMENTS AND SIGNATURES (Investor(s) must initial each of sections 1-4 and any other applicable sections)

I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following:

For Investors in either or both offerings:

INVESTOR | CO-INVESTOR

|	1. I (we) have received the final Prospectuses, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of Cole Credit Property Trust IV, Inc. (CCPT IV) and Cole Office & Industrial REIT (CCIT II), Inc. (CCIT II).

|	2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

|	3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute this Initial Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

|	4. I (we) acknowledge that the shares are not liquid.

E-1

For Investors in Cole Credit Property Trust IV, Inc.

INVESTOR | CO-INVESTOR

|	5. For California residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in CCPT IV does not exceed ten percent (10%) of my (our) net worth.

|	6. For Iowa and New Mexico residents: My (our) aggregate investment in CCPT IV and its affiliates does not exceed ten percent (10%) of my (our) liquid net worth.

|	7. For Kansas and Massachusetts residents: I (we) acknowledge that the Kansas and Massachusetts securities regulators recommend that I (we) should invest, in the aggregate, no more than ten percent (10%) of my (our) “liquid net worth” (as defined in the Prospectus for Kansas and Massachusetts investors) in CCPT IV and the securities of similar direct participation programs.

|	8. For Kentucky, Michigan, and Oregon residents: My (our) liquid net worth is at least ten (10) times my (our) maximum investment in CCPT IV.

|	9. For Maine residents: My (our) investment in CCPT IV and its affiliates does not exceed ten percent (10%) of my (our) net worth.

|	10. For Nebraska residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCPT IV does not exceed ten percent (10%) of my (our) net worth.

|	11. For North Dakota residents: My (our) liquid net worth is at least ten (10) times my (our) investment in CCPT IV and its affiliates.

|	12. For Ohio residents: My (our) aggregate investment in CCPT IV, its affiliates and other non-traded real estate investment programs does not exceed ten percent (10%) of my (our) “liquid net worth” (as defined in the Prospectus for Ohio investors).

For Investors in Cole Office & Industrial REIT (CCIT II), Inc.

INVESTOR | CO-INVESTOR

|	5. For California residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in CCIT II does not exceed ten percent (10%) of my (our) net worth.

|	6. For Iowa residents: Excluding home, furnishings and automobiles, I (we) either (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCIT II and its affiliates does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for Iowa investors).

|	7. For Kansas, Maine and Massachusetts residents: I (we) acknowledge that the Kansas, Maine and Massachusetts securities regulators recommend that I (we) should invest, in the aggregate, no more than 10% of my (our) “liquid net worth” (as defined in the Prospectus for Kansas, Maine and Massachusetts investors) in CCIT II and the securities of similar direct participation programs.

|	8. For Kentucky, Michigan, and Oregon residents: My (our) liquid net worth is at least ten 10 times my (our) maximum investment in CCIT II.

|	9. For Nebraska residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCIT II does not exceed 10% of my (our) net worth.

|	10. For New Jersey residents: Excluding home, home furnishings and automobiles, I (we) either (i) have a minimum liquid net worth (as defined in the Prospectus for New Jersey investors) of at least $100,000 and a minimum annual gross income of not less than $85,000 or (ii) have a minimum liquid net worth of at least $350,000. In addition, my (our) investment in CCIT II, shares of its affiliates and other direct participation investments does not exceed ten percent (10%) of my (our) liquid net worth.

|	11. For New Mexico residents: My (our) aggregate investment in CCIT II, its affiliates and other non-traded real estate investment trusts does not exceed ten percent (10%) of my (our) “liquid net worth” (as defined in the Prospectus for New Mexico investors).

|	12. For North Dakota residents: My (our) liquid net worth is at least ten (10) times my (our) investment in CCIT II and its affiliates.

|	13. For Ohio residents: I (we) hereby acknowledge that Ohio investors may not invest, in the aggregate, more than 10% of their “liquid net worth” (as defined in the Prospectus for Ohio investors) in CCIT II, its affiliates and other non-traded real estate investment trusts.

☐ By checking here I confirm I would like to go green and no longer receive in paper any documents that Cole can send to me electronically. (If you decide later that you want to receive documents in paper, you can contact Cole Investor Services at 866.907.2653.)

If you are choosing to go green, please provide your email address here:

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury that (i) the taxpayer identification number shown on this Additional Subscription Agreement is true, correct and complete, (ii) I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

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A sale of shares may not be completed until at least five business days after the date the subscriber receives the final Prospectus. If a subscriber’s subscription is accepted, Cole REIT will send the subscriber confirmation of their purchase after they have been admitted as an investor.

Notice is hereby given to each investor that by executing this agreement you are not waiving any rights you may have under the Securities Act of 1933, as amended, or any state securities laws.

Investor’s Signature	Date	Custodian Signature	Date

Co-Investor’s Signature	Date

You should not invest in a Cole REIT unless you have read and understood this agreement and the Prospectuses referred to above and understand the risks associated with an investment in the Cole REIT. In deciding to invest in a Cole REIT, you should rely only on the information contained in the Prospectuses, and not on any other information or representations from any other person or source. Each Cole REIT and each person selling shares of its common stock shall be responsible for making every reasonable effort to determine that such purchase of shares is a suitable and appropriate investment for each investor, based on the information provided by the prospective investor regarding the investor’s financial situation and investment objectives.

D FINANCIAL ADVISOR INFORMATION (please complete 1 or 2)

1) REGISTERED REPRESENTATIVE (to be completed by selling Registered Representative)

Name of Registered Representative	Representative and Branch ID #

2) REGISTERED INVESTMENT ADVISOR (RIA) REPRESENTATIVE (to be completed by RIA Representative)

Name of RIA Representative	RIA IARD #

E FINANCIAL ADVISOR SIGNATURES

Based on the information I obtained from the investor regarding the investor’s financial situation and investment objectives, I hereby certify to Cole Capital Corporation, Cole Capital Advisors, Inc., CCPT IV and CCIT II that I have reasonable grounds for believing that the purchase of the shares by the investor in the respective Cole REIT(s) is a suitable and appropriate investment for this investor.

Signature of Registered or RIA Representative	Signature of Broker-Dealer or Clearing Firm/Platform (if applicable)

☐ I am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor.

ONCE COMPLETE, PLEASE	Via Regular Mail:	Via Overnight/Express Mail:
DELIVER THIS FORM TO:	COLE REIT	COLE REIT
	DST Systems, Inc.	DST Systems, Inc.
Via Fax:	P.O. Box 219312	430 West 7th Street
1.877.616.1118	Kansas City, MO 64121-9312	Kansas City, MO 64105

© 2014 Cole Capital Advisors, Inc. All rights reserved	CCIT2-SUP-03

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